                                 Exhibit 10(n)
     Sublease dated as of May 30, 1986, between Pre Finish Metals Incorporated and Walbridge Coatings, an Illinois Partnership

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                  WALBRIDGE COATINGS, AN ILLINOIS PARTNERSHIP
                        PRE FINISH METALS INCORPORATED

                     Closing of Transfer of E.G. Facility
                             as of March 31, 1996

                           -------------------------

Number                   Description of Document
------                   -----------------------

A.   Agreements and Bills of Sale
     ----------------------------


1.   Amendments to Definitive Agreements

2.   Sublease and Lease between P.M. and the Partnership

3.   Bill of Sale of Existing Equipment

4.   Bill of Sale of EQ Equipment

5.   Indemnification Agreement

6.   Assignment of Warranties

7.   Assignment and Assumption Agreement

8.   Note evidencing Inland Parent Loan

9.   Note evidencing Bethlehem Parent Loan

10.  Note evidencing PFM Parent Loan

11.  Release and Satisfaction of Mortgage and Related Instruments

12.  Cancelled note dated Be September 17, 1984

13.  Assumption Agreement

14.  Escrow Agreement

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15.  Memorandum of Sublease and Lease

16.  Letter agreement dated April 14, 1986

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                              SUBLEASE AND LEASE
                              ------------------

          THIS SUBLEASE AND LEASE, dated as of March 31, 1986, (this Sublease) between PRE FINISH METALS INCORPORATED, an Illinois corporation (PFM) a 2300 Pratt Boulevard, Elk Grove Village, Illinois 60067 an d WALBRIDGE COATINGS, AN ILLINOIS PARTNERSHIP (the Partnership) with offices at 30610 East Broadway, Walbridge, Ohio 3465, Attention: Management Committee;

                              W I T N E S S E T H

          WHEREAS, Line 6 Corp., as lessor, and PFM did enter into a certain lease and agreement (the Prime Lease) dated December 1, 1980 with regard to land described an Schedule A to the Prime Lease and attached hereto (the Leased
Land), together with certain improvements located thereon defined as Improvements in paragraph I of the Prime Lease (the Leased Improvements); and

          WHEREAS, CORPORATE PROPERTY ASSOCIATES, a California limited partnership, and CORPORATE PROPERTY ASSOCIATES, a California limited partnership (collectively Owner) of 689 Fifth Avenue New York, New York 10022, have succeeded to the rights of Line 6 Corp. and are now the owners of the Leased Land and of the Leased Improvements and is the lessor under the Prime Lease; and

          WHEREAS, PFM is the owner of the land described on Schedule A-2, attached hereto and made a part hereof (the New Land) as well as certain improvements located on the New Land, and to some extent located on the Leased Land, as described in Schedule A-3 (the New Improvements); and

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          WHEREAS, by Bills of Sale of even date herewith PFM has transferred to the Partnership all of the equipment installed and to be installed on the Premises (as hereinafter defined) pursuant to an Electroplating Line
Construction Agreement (the Construction Agreement) dated October 15, 1984 between PFM and the Partnership (the E.G. Equipment) and the coil coating line and coil lighting line and other machinery, apparatus, equipment, fittings, fixtures and articles of personal property used in the business of PFM (the Existing Equipment); and

          WHEREAS, pursuant to the terms of various agreements between PFM and the Partnership, PFM has agreed to lease and sublease the Premises to the Partnership for the Initial Term (as hereinafter defined); and

          WHEREAS, at the closing of the permanent financing with regard to the project set forth in a letter dated September 6, 1984 from Creditanstalt, Bankverein (CA) to Bethlehem Steel Corporation, Inland Steel Company and PFM and in a Proposed Financing Commitment dated March 28, 1986 from CA addressed to Owner PFM and Material Sciences Corporation (MSC) (the New Mortgage Financing) (collectively the Permanent Financing), it is contemplated that (i) PFM will convey the New Land and New Improvement to Owner, (ii) the Prime Lease shall be amended to provide for rentals sufficient to maintain equity payments due Owner together with amounts due CA under the New Mortgage Financing, to include the New Land and New Improvements as part of the Promises and to make such other changes and amendments required or appropriate to the New Mortgage Financing or to the Owner in connection therewith and (iii) PFM and the Partnership shall then amend this Sublease to reflect essentially the same

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rentals and terms as the Prime Lease, as so amended, on a pass through basis for the Partnership's term of' twelve (12) years from the date of the closing of the Permanent Financing; and

          WHEREAS, PFM's right to possession of the Leased Land and Leased Improvements arises from its position as lessee under the Prime Lease, to which this Sublease is made expressly subject.

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by PFM and by the Partnership it is agreed from and after April 1, 1996 as follows:

     1.   Certain Definitions. The following terms as used in this Sublease
          -------------------
shall have the following meanings:

          (a) the Land: shall be the Leased Land and New Land taken as a single tract as described on Schedule A-4 attached hereto and made a part hereof.

          (b) the Improvements: shall be the Leased Improvements and the New Improvements.

          (c) the Premises: shall consist of the Land and Improvements as defined in the two immediately preceding subparagraphs.

          (d) Manufacturing Machinery: manufacturing machinery and equipment and other property and equipment including the E.G. Equipment and the Existing Equipment, which are used in the operation of the Partnership's business, or the business of a sublessee or assignee of the Partnership and not related to the care and maintenance of the building included as part of the Improvements and which are owned by the Partnership or a sublessee or assignee of the

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Partnership.

     2.   Lease of Premises; Title and Condition. In consideration of rents and
          --------------------------------------
covenants herein stipulated to be paid and performed-by the Partnership and upon the terms and conditions herein specified, PFM hereby subleases to the Partnership, and the Partnership hereby subleases from PFM, the Leased Land and Leased Improvements and PFM leases to the Partnership, and the Partnership hereby leases from PFM, the New Land and New Improvements, such subleased and leased properties constituting the Premises, together with in both cases all easements, rights and appurtenances relating thereto. Except as set forth in paragraph 9A the Premises are subleased and leased to the Partnership in their present condition without representation or warranty by PFM and subject to the existing state of title, and to all applicable legal requirements now or hereafter in effect. The Partnership has examined the Premises and title thereto and has found the same satisfactory. It is hereby agreed that the Manufacturing Machinery is not subject to this Sublease and shall at all times remain the property of the Partnership.

     3.   Use. The Partnership may use the Premises for any lawful purpose.
          ---

     4.   Term. The Premises are leased for an initial term (Initial Term)
          ----
unless and until the term of this Sublease shall expire or be terminated pursuant to any provision hereof. The Initial Term shall commence and expire on the dates set forth in Schedule B.

     5.   Rent.
          ----

          (a) The Partnership shall pay to PFM in lawful money of the United States, as fixed rent, for the Premises, the amounts set forth in Schedule Z (Basic Rent) on the dates set forth therein (Payment Dates), at PFM's address set forth above, or at such other address or to such other person as PFM may from time to time designate. PFM does hereby designate that

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Basic Rent shall be paid to the Owner, PFM shall not revoke this designation without the consent of the Partnership during the Initial Term.

          (b) All amount which the Partnership is required to pay pursuant to this Sublease (other than Basic Rent, amounts payable upon purchase of the Premises and amounts payable as liquidated damages pursuant to paragraph 18), together with every fine, penalty interest and cost which may be added for nonpayment or late payment thereof, shall constitute additional rent if the Partnership shall fail to pay any additional rent, PFM shall give immediate notice of such failure to the Partnership and shall have the right but not the obligation to pay the same and shall have all rights, powers and remedies with respect thereto as are provided herein or by law in the case of non-payment of Basic Rent. The Partnership shall pay to PFM, interest at the rate (the Default
Rate) of the lesser of the maximum amount not prohibited by law or 13% per annum on all overdue Basic Rent from the due date thereof until paid, and on all overdue additional rent paid by PFM on behalf of the Partnership from the date of payment by PFM until repaid by the Partnership. If PFM shall fail to pay any additional rent due under the Prime Lease, the Partnership shall give immediate notice of such failure to PFM and shall have the right but not the obligation to pay the same and shall have all rights, powers and remedies with respect thereto as provided herein or by law in the non-patent for amounts due and owing. PFM shall have to reimburse the Partnership for amounts so incurred together with interest at the Default Rate on all overdue additional rent paid by the Partnership to Owner on PFM's behalf from the date of payment until repaid by PFM. The Partnership shall perform all its obligations under this Sublease at its sole cost and expense, and shall pay all Basic Rent and additional rent when due, without notice or demand.

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     6.   Net Lease; Non-Terminability.
          ----------------------------

          (a) This Sublease is a net lease and, except as to termination of the Prime Lease for any reason other than the fault of the Partnership hereunder and as otherwise expressly provided herein, any present or future law to the contrary notwithstanding, shall not terminate, nor shall the Partnership be entitled to any abatement, reduction, set-off, counterclaim, defense or deduction with respect to any Basic Rent, additional rent or other sum payable hereunder, nor shall the obligations of the Partnership hereunder be affected by reason of: any damage to or destruction of the Premises; any taking of the Premises or any part thereby condemnation or otherwise; any prohibition, limitation, restriction or prevention of the Partnership's use, occupancy or enjoyment of the Premises, or any interference with such use, occupancy or enjoyment by any person other than PPM; any eviction by paramount title or otherwise; the impossibility or illegality of performance by Owner, PFM, the Partnership or any combination of the foregoing; any action of any governmental authority; or any other cause whether similar or dissimilar to the foregoing. The parties intend that the obligations of the Partnership hereunder shall be separate and independent covenants and agreements and shall continue unaffected unless such obligations shall have been modified or terminated pursuant to an express provision of this Sublease.

          (b) The Partnership shall remain obligated under this Sublease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Sublease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Owner, PFM or any assignee of Owner or PFM or any action with respect to this Sublease which may be taken by any trustee, receiver or liquidator or by any court. Except

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as set forth in Paragraph 9A the Partnership waives all rights to terminate or surrender this Sublease, or to any abatement or deferment of Basic Rent, additional rent or other sums payable hereunder.

       6A.     Covenant of Quiet Enjoyment. Provided that the Partnership shall
               ---------------------------
pay the Basic Rent and the additional rent as and when provided in this Sublease, and provided further that the Partnership shall observe and perform the other obligations and agreements required of it hereunder, PFM shall promptly and faithfully observe and perform all of its obligations and agreements as lessee under the Prime Lease; and the Partnership shall, at all times during the term of this Sublease, have the peaceable and quiet enjoyment of the Premises, free of any let, hindrance, or ejectment by PFM or any person claiming by or through PFM.

       7.      Taxes and Assessments Compliance with Law.
               -----------------------------------------

               (a) The Partnership shall pay: (i) all taxes, assessments, levies, fees, water and sewer rents and charges, and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the term hereof, imposed or levied upon or assessed against (A) the Premises, (B) any Basic Rent, additional rent or other sum payable hereunder or (C) this Sublease or the leasehold estates hereby created, or which arise in respect of the operation, possession or use of the Premises; (ii) all cross receipts or similar taxes imposed or levied upon, assessed against or measured by any Basic Rent, additional rent or other sum payable hereunder; (iii) all sales, use and similar taxes at any time levied, assessed or payable on account of the acquisition, leasing or use of the Premises; and (iv) all charges for utilities serving the Premises. The Partnership shall not be required to pay any franchise, estate, inheritance, transfer, income or similar tax of owner or PFM (other than

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any tax referred to in clause (ii) above) unless such tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy which the Partnership is required to pay pursuant to this paragraph 7(a), but only in an amount calculated as if the Owner and PFM only owned the Premises and their income consisted only of amounts payable hereunder. The Partnership will furnish to PFM, promptly after demand therefor, proof of payment of all items referred to above which are payable by the Partnership. If any such assessment may legally be paid in installments, the Partnership may pay such assessment in installments; in such event, the Partnership shall be liable only for installments which become due and payable prior to or during the term hereof.

          (b) The Partnership shall comply with and cause the Premises to comply with (i) all legal requirements applicable to the Premises or the use thereof and (ii) all contracts (including insurance policies), agreements and restrictions applicable to the Premises or the ownership, occupancy or use thereof, including but not limited to all such legal requirements, contracts, agreements and restrictions which require structural unforeseen or extraordinary changes to the Improvements.

     8.   Liens.  The Partnership will promptly remove and discharge any charge,
          -----
lien, security interest or encumbrance upon the Premises or any Basic Rent, additional rent or other sum payable hereunder which arises for any reason, including all liens which arise out of the use, occupancy, construction, repair or rebuilding of the Premises or by reason of labor or materials furnished or claimed to have been furnished to the Partnership or for the Premises, but not including the liens and encumbrances set forth in Part II of Schedule A, liens or encumbrances arising from the acts or obligations of PFM and any mortgage, charge, lien, security interest or

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encumbrance created by Owner or PFM without the consent of the Partnership;
provided, however, PFM shall not encumber the Premises or assign, cancel, terminate or pledge its interest in the Prime Lease except as contemplated by or in connection with the Permanent Financing without the prior written consent of the Partnership.

     9.   Indemnification.  Subject to the provisions of paragraph 9A, the
          ---------------
Partnership shall pay, and shall protect, indemnify and save harmless PFM and owner from and against, all liabilities, losses, damages , costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (i) injury to or death of any person, or damage to or loss of property, on the Premises or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy of any thereof, (ii) violation of this Sublease and (iii) any contest referred to in paragraph 17.

          9A.  Other Controlling Documents. PFM and the Partnership acknowledge
               ---------------------------
and agree that PFM has and will continue to have certain obligations to the Partnership in respect of the design, construction, condition, and quality of the electrogalvanizing facilities comprised within or to be operated at and from the Premises, or both, pursuant to the construction Agreement, and that, pursuant to that certain Operating Agreement (the Operating Agreement) dated as of October 15, 1984, by and between the Partnership and Pre Finish Metals (EG) Incorporated (PFM-EG), a wholly-owned subsidiary of PFM, PFM-EG shall have certain duties and obligations to the Partnership in respect of the operation, maintenance, and insurance of the Premises and of the indemnification of the Partnership from and against loss, damage, or expense in connection therewith. The parties acknowledge, further, that PFM-EG is a partner of the Partnership and that the Construction Agreement, the Operating Agreement, and certain other

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documents, instruments, and agreements between PFM or PFM-EG and the Partnership represent the agreed-upon and specific terms whereby the Premises and the EG Equipment have been and will be constructed, completed, and operated for the benefit of the Partnership. In the event of any conflict between the terms of the Construction Agreement, the Operating Agreement, any such other document, instrument or agreement executed and delivered by PFM or PFM-EG, or both of them, to the Partnership with respect to the construction, design, use, or operation of the EG Equipment or the Premises (all of which are hereinafter described as the Operative Documents) and the terms of this Sublease, the provisions of the Operative Documents shall govern. The parties specifically covenant and agree that the Operative Documents shall survive the execution and delivery of this Sublease, and that under no circumstances shall this Sublease release, alter, affect, reduce waive, or extinguish any obligation of PFM or PFM-EG un or any one or more of the Operative Documents.

     10.  Maintenance and Repair.  The Partnership will maintain the premises in
          ----------------------
good repair and condition, except for ordinary wear and tear, and will make all structural and non-structural, foreseen and unforeseen and ordinary and extraordinary changes and repairs which may be required to keep the Premises in good repair and condition. PFM shall not be required to maintain, r pair or rebuild the improvements or to maintain the Premises, and the Partnership waives the right to make repairs at the expense of PFM pursuant to any law at any time in effect.

     11.  Alterations; Reimbursement for Certain Additions.  The Partnership
          ------------------------------------------------
may, at its expense, make additions to and alterations of the Improvements, construct additional Improvements and make substitutions and replacements for the Improvements, provided that (i) the market value of the Premises shall not be materially lessened thereby, (ii) such work shall

                                      -13-
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be expeditiously completed in a good and workmanlike manner and in compliance with all applicable legal requirements and the requirements of any insurance policy required to be maintained by the Partnership hereunder, and (iii) no improvements shall be demolished unless the Partnership shall have first furnished PFM with such surety bonds or other security acceptable to PFM as shall be necessary to assure rebuilding of such Improvements. All such additions, alterations, additional Improvements, substitutions and replacements shall be and remain part of the realty and the property of PFM, or Owner, as the case may be, and shall be subject to this Sublease. The Partnership may place upon the Premises any inventory, trade fixtures, machinery or equipment belonging to the Partnership or third parties, including the Manufacturing Machinery, and may remove the same at any time during the term of this Sublease. The Partnership shall repair any damage to the Premises caused by such removal.

     12.  Condemnation and Casualty.
          -------------------------

          (a) The Partnership hereby irrevocably assigns to PFM for its own account as to the New Land and New Improvements and for assignment to Owner as to the Leased Land and Leased Improvements, or its assignee if the Prime Lease shall be assigned, any award, compensation or insurance payment to which the Partnership may become entitled by reason of its interest in the Premises (i) if the Premises are damaged or destroyed by fire or other casualty or (ii) if the use, occupancy or title of the Premises or any part thereof is taken, requisitioned or sold in, by or on account of any actual or threatened eminent domain proceeding or other action by any person having the power of eminent domain. The Partnership is hereby authorized and empowered in the name and an behalf of PFM and Owner, or its assignee as if the Prime Lease shall be assigned, to appear in any such proceeding or action, to negotiate, prosecute and adjust

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any claim for any award, compensation or insurance payment on account of any such damage, destruction, taking, requisition. or sale, shall be applied pursuant to this paragraph 12, and all such amounts (minus the expense of collecting such amounts) are herein called the Net Proceeds. The Partnership shall take all appropriate action in connection with each such proceeding, action, negotiation, prosecution and adjustment and shall pay all expenses thereof, including the cost of PFM's, Owner's or its assignee's if the Prime Lease shall be assigned, participation therein.

          (b)  if an occurrence of the character referred to in clause (i) or
(ii) of paragraph 12(a) shall affect all or a substantial portion of the Premises and shall render the Premises unsuitable for restoration for continued use and occupancy in the Partnership's business, then the Partnership shall, not later than 25 days after such occurrence deliver to PFM (A) notice of its intention to terminate this Sublease on the next Payment Date (the Termination
Date) which occurs not less than 95 days after the delivery of such notice and
(B) a certificate of the Partnership describing the event giving rise to such termination and stating that the Partnership has determined that such event has rendered the Premises unsuitable for restoration for continued use and occupancy in the Partnership's business. Such notice shall be accompanied by an irrevocable offer by the Partnership to purchase any remaining portion of the Premises from PFM and Owner and the Net Proceeds, if any, payable in connection with such occurrence (or the right to receive the same when made, if payment thereof has not yet been made) on the Termination Date, at a price determined in accordance with Schedule C. If PFM shall reject such offer by notice given to the Partnership not later than the 10/th/ day prior to the Termination Date except with respect to obligations and liabilities of the Partnership, actual or contingent, which have arisen on or prior to the Termination Date, upon payment by the Partnership of all Basic

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Rent, additional rent and other sums then due and payable hereunder to and including the Termination Date, and the Net Proceeds shall belong to PFM. Unless PFM shall have rejected such offer in accordance with his paragraph, PFM shall be conclusively presumed to have accepted such offer, and, on the Termination Date, PFM shall grant and convey, and cause Owner to grant and convey, the remaining Portion of the Promises, if any, to the Partnership or its designee and shall assign to the Partnership or its designee all its interest in the Net Proceeds. Owner and PFM need not grant and convey any better title than existed on the closing date of the New Mortgage Financing, and the Partnership, or its designee shall accept such title, subject, however, to all charges, liens, security interests and encumbrances on the Premises and all legal requirements, but free of the lien of the Mortgage and charges, liens, security interests and encumbrances resulting from the acts of Owner or PFM taken without the consent of the Partnership. The Partnership at its option may require proof of such state of title as a condition to closing consisting of a current title commitment from a title insurance company, financing statement searches or a plat of survey prepared by a licensed surveyor, or any combination thereof, al to be paid for by the Partnership. Upon the date fixed for transfer of the Premises, the Partnership shall pay to Owner and PFM, as directed by them, the purchase price therefor specified herein together with all Basic Rent, additional rent and other sums due and payable hereunder to the Termination Date, and Owner and PFM shall deliver such deeds and bills of sale to the Premises and any other instruments necessary to assign any property then required to be assigned to the Partnership. The Partnership shall pay all charges incident to such conveyance, grant and assignment, including counsel fees, escrow fees, recording fees, title insurance premiums and all applicable taxes (other than any income or franchise taxes of Owner and PFM)

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which may be imposed by reason of such conveyance, grant and assignment and the delivery of said deed and other instruments. Upon the completion of such purchase, but not prior thereto (whether or not any delay or failure in the completion of such purchase shall be the fault of Owner or PFM), the Prime Lease and this Sublease shall terminate, except with respect to obligations and liabilities of the Partnership hereunder, actual or contingent, which have arisen on or prior to such date of purchase.

          (c)  If, after an occurrence of the character referred to in clause
(i) or (ii) of paragraph 12(a), the Partnership is not required to give notice of its intention to terminate this Sublease, then this Sublease shall continue in full effect, and the Partnership shall repair any damage to the Premises caused by such event in conformity with the requirements of paragraph 11(a) so as to restore the Premises (as nearly as practicable) to the condition and market value thereof immediately prior to such occurrence. The Partnership shall be entitled to receive the Net Proceeds payable in connection with such occurrence, but only against certificates of the Partnership delivered to PFM from time to time as such work or repair progresses, each such certificate describing the work of repair for which the Partnership is requesting payment and the cost incurred by the Partnership in connection therewith and stating that the Partnership has not theretofore received payment for such work. Any Net Proceeds remaining after final payment has been made for such work shall be paid to the Partnership if such amounts are less than $5,000. If such excess proceeds are $5,000 or more, they shall be retained by PFM and (i) the Basic Amount set forth in Schedule C shall be reduced by an amount equal to such Net Proceeds so retained by PFM and (ii) each installment of Basic Rent payable on and after the first Payment Date occurring three months or more after the final payment to the Partnership for such work shall be reduced by a fraction thereof, the numerator of which shall be the amount so retained by PFM and the denominator of which shall be the Basic Amount prior to the reduction thereof referred to in clause (i) above. In the event of any temporary requisition, this Sublease shall remain in full effect for the remainder of the term hereof and the Partnership shall be entitled to receive the entire Net Proceeds payable during the remainder of the term hereof by reason of such requisition. If the cost of any repairs required to be made by the Partnership pursuant to this paragraph 12(c) shall exceed the amount of such Net Proceeds, the deficiency shall be paid by the Partnership.

     13.  Insurance.
          ---------

          (a) The Partnership will maintain insurance on the Premises of the following character:

               (i) Insurance against loss by fire, lightning and other risks from time to time included after "extended coverage" policies, in amounts sufficient to prevent Owner, PFM or the Partnership from becoming a co-insurer of any loss but in any event in amounts not less than 90% of the actual replacement value of the Improvements, exclusive of foundations and excavations and less physical depreciation.

               (ii) General public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and adjoining streets and sidewalks, in the minimum amounts of $500,000 for bodily injury or death to any one person, $1,000,000 for any one accident, and $1,000,000 for property damage.

               (iii) Workmen's compensation insurance to the extent required by the law of the state in which the Premises are located and to the extent necessary to protect Owner, PFM, the Partnership and the Premises against workmen's compensation claims.

               (iv) Such other insurance, in such amounts and against such risks, as is commonly obtained in the case of property similar in use to the Premises are located, including war-risk insurance when and to the

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                    extent obtainable from the United States Government or any agency thereof.

Such insurance shall be written by companies of nationally recognized financial standing legally qualified to issue such insurance in the state in which the Premises are located and shall name as insured parties Owner, PFM and the Partnership as their interests may appear.

          (b) Every such policy (other than any general public liability or workmen's compensation policy) shall bear a first mortgagee endorsement in favor of the mortgagee or beneficiary (the Mortgagee) under any instrument creating a first lien on owner's interest in the Premises (the Mortgage); and any loss under any such policy shall be payable to the Mortgagee to be held and applied pursuant to paragraph 12(c). Every policy referred to in paragraph 13(a) shall provide that it will not be cancelled except after 30 days' written notice to owner, PFM and the Mortgagee and that it shall not be invalidated by any act or neglect of Owner, PFM or the Partnership, nor by occupancy of the Premises for purposes more hazardous than permitted by such policy, nor by any foreclosure or other proceedings relating to the Premises, nor by change in title to the Premises.

          (c) The Partnership shall deliver to the Mortgagee original or duplicate policies or certificates of insurers, satisfactory to the Mortgagee, evidencing the existence of all insurance which is required to be maintained by the Partnership hereunder, such delivery to be made (i) promptly after the execution and delivery hereof and (ii) within 30 days prior to the expiration of any such insurance. The Partnership shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this paragraph 13 unless Owner and PFM are named insureds therein, with loss payable as provided herein. The Partnership shall immediately notify owner and PFM whenever any such separate insurance is

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obtained and shall deliver to the Mortgagee the policies or certificates evidencing the same. Any insurance required hereunder may be provided under blanket policies with a deductible of not more than $50,000. PFM acknowledges that PFM-EG is, pursuant to the Operating Agreement, obligated to furnish certain insurance coverage to the Partnership; to the extent that PFM-EG shall procure and maintain the Partnership shall not be required to provide corresponding coverage hereunder.

     14.  Right of First Refusal. If at any time during the Partnership Term of
          ----------------------
this Sublease, owner receives a bona fide offer to purchase the Leased Land and Leased Improvements (or any part thereof), other than a bid or offer to purchase the Leased Land and Leased Improvements at any sale incidental to the exercise of any remedy provided for in a mortgage or similar instrument creating a lien thereon (the Mortgage), which owner desires to accept, Owner will, prior to accepting the same, give PFM an opportunity to purchase the Leased Land and Leased Improvements (or such part thereof) upon the same terms and conditions contained in such offer and PFM shall pass on that opportunity to the Partnership. The Partnership must exercise its rights within 7 days of receiving written notice of the full terms of sale and owner's intention to sell which shall be delivered to the Partnership by PFM within 5 days of PFM's receipt thereof. If the time periods for the right of first refusal granted PFM by Owner under the Prime Lease are extended by amendment of the Prime Lease at the time of closing of the Permanent Financing, then the time periods in the preceding sentence shall also be extended by amendment to this Sublease, provided that PFM shall have a reasonable period within which to exercise the right of first refusal under the Prime Lease as so amended should the Partnership fail to do so under this Sublease as amended. If the Partnership fails to exercise its right to purchase, then PFM is free to do so, and, if both the Partnership and PFM fail to do so, then the Owner may proceed to sell the Leased Land and Leased Improvements (or such part thereof) in accordance with the terms of the offer. If such sale is not made, the Partnership's right to purchase shall be reinstated as aforesaid, and if only a part of the Leased Land and Leased Improvements is sold in such manner, the Partnership's rights to purchase shall remain as to the balance of the Leased Land and Leased Improvements and are coupled with an interest. Except as provided above with respect to a sale incidental to the exercise of a remedy under a Mortgage, this right in favor of the Partnership shall be binding upon any grantee of the Leased Land and Leased Improvements, or part thereof (including PFM) during the Partnership Term is in effect so that the Partnership shall have such rights from the owners of the Leased Land and Leased Improvements during the Partnership Term in the event the Partnership does not exercise its rights in earlier sales. The rights granted the Partnership under this paragraph are coupled with an interest in the Leased Land and Leased Improvements. Any such conveyance or transfer pursuant to this paragraph 14 shall be expressly subject to this Sublease and any Mortgage.

     15.  Amendments at Closing of the Permanent Financing.  At the time the
          ------------------------------------------------
closing of the Permanent Financing PFM agrees to convey the New Land and New Improvements to Owner, provided that, concurrently with such conveyance, the Prime Lease shall be amended in a reasonable manner acceptable to PFM so that the Prime Lease as amended, shall provide for Basic Rent in an amount sufficient to maintain equity payments due Owner plus an amount equal to debt service payable to CA under the New Mortgage Financing for the full twelve year period from the date of closing of the Permanent Financing, to include the New and New Improvements as part of the Premises under the Prime Lease and to make such other changes and amendments required or appropriate to accommodate the terms and requirement of the New Mortgage Financing and the Owner in connection therewith. PFM shall use reasonable efforts to include in such amendment provisions providing for the Owner to acknowledge and consent to this Sublease (as the same shall be amended a provided herein), and to provide that Owner shall, in the event of a default under the Prime Lease (as amended), refrain from exercising any rights or remedies which it then may have without first providing the Partnership with written notice of the occurrence of such default and the reasonable opportunity to cure the same. Concurrently therewith, PFM and the Partnership shall amend this Sublease to reflect essentially the same rentals and terms as the Prime Lease, as so amended, on a pass through basis for a term of twelve (12) years; provided that paragraph 9A hereof shall remain in force and effect. If for any reason the Permanent Financing does not close at the time the construction under the Construction Agreement is completed, PFM shall negotiate extensions and amendments to this Sublease in good faith.

       16.  Assignment and Subletting. The Partnership may sublet the Premises
            -------------------------
or assign its interests hereunder, provided that each sublease shall expressly be made subject to the provisions hereof and the Prime Lease. No such assignment or sublease shall modify or limit any right or Power of PFM hereunder or the Owner under the Prime Lease, or affect or reduce any obligation of the Partnership hereunder, and all such obligations shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no assignment or subletting had been made. Neither this Sublease nor the term hereby demised shall be mortgaged by the Partnership, nor shall the Partnership mortgage or pledge its interests in any sublease of the Premises or the rentals payable thereunder unless such pledge or mortgage has been approved in advance by

PFM, which approval shall not be unreasonably withheld. The Partnership shall, within 7 days after the execution of any such sublease or assignment, deliver a conformed copy there of to PFM. Permitted Contests. The Partnership shall not be
                                ------------------
required, nor shall PFM have the right, to pay, discharge or remove any tax, assessment, levy, fee, rent, charge, lien or encumbrance, or to comply with any legal requirement applicable to the Premises or the use thereof, as long as the Partnership shall contest the existence, amount or validity thereof by appropriate proceedings which shall prevent the collection of or other realization upon the tax, assessment, levy, fee, rent, charge, lien or encumbrance so contested, and the sale, forfeiture or loss of the Premises or any Basic Rent or any additional rent, to satisfy the same, and which shall not affect the payment of any Basic Rent or any additional rent, provided that such contest shall not subject PFM to the risk of any criminal liability. The Partnership shall give such reasonable security as may be demanded by PFM, Owner or the Mortgagee to insure payment of such tax, assessment, levy, fee, rent, charge, lien or encumbrance and to prevent any sale or forfeiture of the Premises of such non-payment.

     17.  Conditional Limitations; Default Provision.
          ------------------------------------------

          (a) Any of the following occurrences or acts shall constitute an event of default under this Sublease: (i) if the Partnership shall (1) fail to pay any Basic Rent, additional rent or other sum required to be paid by the Partnership hereunder, or (2) fail to observe or perform any other provision hereof and such failure shall continue for 25 days after written notice thereof to the Partnership; or (ii) if the Partnership shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of the Partnership as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and the Partnership shall consent to or acquiesce in the filing thereof or such petition or answer shall not be discharged or denied within 90 days after the filing thereof, or (iii) if a receiver, trustee or liquidator of the Partnership or of all or substantially all of the assets of the Partnership or of the Premises shall be appointed in any proceeding brought by the Partnership or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against the Partnership and shall not be discharged within 90 days after such appointment, or if the Partnership shall consent to or acquiesce in such appointment; or (iv) if the Premises shall have been left unoccupied and unattended for a period of 30 days.

          (b) If an event of default shall have happened and be continuing, PFM shall have the right to give the Partnership notice of PFM's intention to terminate the term of this Sublease on a date not less than 3 days after the date of such notice. Upon the giving of such notice, the term of this Sublease and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date herein fixed for the expiration of the term of this Sublease, and all rights of the Partnership hereunder shall expire and terminate, but the Partnership shall remain liable as hereinafter provided.

          (c) if an event of default shall have happened and be continuing, PFM shall have the immediate right, whether or not the term of this Sublease shall have been terminated pursuant to paragraph 18(b), to re-enter and repossess the Premises by summary proceedings, ejectment or in any manner PFM determines to be necessary or desirable and the right to remove all persons and property therefrom. PFM shall be under no liability by reason of any such reentry or repossession or removal. No such re-entry or repossession of the Premises shall be construed as an election by PFM to terminate the term of this Sublease unless a notice of such intention is given to the Partnership pursuant to paragraph 18(b), or unless such termination is decreed by a court of competent jurisdiction.

          (d) At any time or from time to time after the re-entry or repossession of the Premises pursuant to paragraph 18(c), whether or not the term of this Sublease shall have been terminated pursuant to paragraph 18(b), PFM may (but shall be under no obligation to) relet the Premises for the account of the Partnership, in the name of the Partnership or PFM or otherwise, without notice to the Partnership, for such term or terms and on such conditions and for such uses as PFM, in its absolute discretion, may determine. PFM may collect and receive any rents payable by reasons of such reletting. PFM shall not be liable for any failure to relet the Premises or for any failure to collect any rent due upon any such reletting.

          (e) No expiration or termination of the term of this Sublease pursuant to Paragraph 18(b), by operation of law or otherwise, and no re-entry or repossession of the Premises pursuant to paragraph 18(c) or otherwise, and no reletting of the Premises pursuant to paragraph 18(d) or otherwise, shall relieve the Partnership of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, re-entry, repossession or reletting.

          (f) In the evert of any expiration or termination of the term of this Sublease or re-entry or repossession of the Premises by reason of the occurrence of an event of default, the

Partnership will pay to PFM all Basic Rent, additional rent and other sums required to be paid by the Partnership to and including the date of such expiration, termination, re-entry or repossession, and whether or not the Premises shall have been relet, be liable to PFM from, and shall pay to PFM, as liquidated and agreed current damages: (i) all Basic Rent, additional rent and other sums which would be payable under this Sublease by the Partnership in the absence of such expiration, termination, re-entry or repossession, lease (ii) the net proceeds, if any, of any reletting effected for the account of the Partnership pursuant to paragraph 18(d), after deducting from such proceeds all expenses of PFM and Owner in connection with such reletting (including all repossession costs, brokerage commissions, reasonable attorneys' fees and expenses, employees' expenses, alteration costs and expenses of preparation for such reletting). The Partnership will pay such current damages on the days on which Basic Rent would be payable under this Sublease in the absence of such expiration, termination, re-entry, or repossession, and PFM shall be entitled to recover the same from the Partnership on each such day.

          (g) At any time after such expiration or termination of the term of this Sublease or re-entry or repossession of the Premises by reason of the occurrence of an event of default, whether or not PFM shall have collected any current damages pursuant to paragraph 18(f), PFM shall be entitled to recover from the Partnership, and the Partnership will pay to PFM on demand, as and for liquidated and agreed final damages for the Partnership's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of (a) all Basic Rent, additional rent and other sums which would be payable under this Sublease from the date of such demand (or, if it be earlier, the date to which the Partnership shall have satisfied in full its obligations under paragraph 18(f) to pay current damages) for what would be the then unexpired term of this Sublease in the absence of such expiration, termination, re-entry or repossession, discounted at the rate of 5% per annum over (b) the then fair rental value of the Premises (determined by applying a discount rate of 5% per annum) for the same period. If any law shall limit the amount of such liquidated final damages to less than the amount above agreed upon, PFM shall be entitled to the maximum amount allowable under such law.

     18.  Additional Rights of PFM.
          ------------------------

          (a) No right or remedy hereunder shall be exclusive of any other right or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing. Failure to insist upon the str ct performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. Receipt by PFM of any Basic Rent, additional rent or other sums payable hereunder with knowledge of the breach of any provision hereof shall not constitute a waiver of such breach, and no waiver by PFM of any provision hereof shall be deemed to have been made unless made in writing. PFM shall be entitled to injunctive relief increase of the violation, or attempted or threatened violation, of any of the provisions hereof, or to a decree compelling performance of any of the provisions hereof, or to any other remedy allowed to PFM by law.

          (b) The Partnership hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have to redeem the Premises or to have a continuance of this Sublease after termination of the Partnership's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Sublease, or after the termination of the term of this Sublease as herein provided, and (ii) the benefits of any law which exempts property from liability for debt or for distress for rent.

          (c) If the Partnership shall be in default in the performance of any of its obligations hereunder, the Partnership shall pay to PFM, on demand, all expenses incurred by PFM and Owner as a result thereof, including reasonable attorneys' fees and expenses. If PFM or owner, or both, shall be made a party to any litigation commenced against the Partnership and the Partnership, at its' expense, shall fail to provide PFM with counsel approved by PFM and owner, the Partnership shall pay all costs and reasonable attorneys' fees incurred by PFM and Owner in connection with such litigation (including all appeals).

     19.  Notices, Demands and Other Instruments.
          --------------------------------------

          (a) All notices, demands, designations, certificates, requests, offers, consents, approvals and other instruments given pursuant to this Sublease shall be in writing and shall be validly given when mailed by prepaid registered mail, (i) if to PFM, addressed to PFM at its address set forth above, and (ii) if to the Partnership, addressed to the Partnership at its address set forth above. PFM and the Partnership each may from time to time specify any address in the United States as its address for purposes of this Sublease by giving 15 days' notice to the other party.

          (b) PFM agrees to forward to the Partnership immediately upon receipt thereof copies of all notices from Owner and to provide concurrent copies of PFM's notices to Owner under the Prime Lease.

     20.  Estoppel Certificates.
          ---------------------

          (a) Each party will, from time to time, upon 15 days' prior request by the other party, execute, acknowledge and deliver to the requesting party a certificate stating that this Sublease is unmodified and in full effect (or, if there have been modifications, that this Sublease is in full effect as modified, and setting forth such modifications) and the dates to which Basic Rent, additional rent and other sums payable hereunder have been paid, and either stating that to the knowledge of the signer of such certificate no default exists hereunder or specifying each such default of which the signer has knowledge. Any such certificate may be relied upon by the prospective mortgagee or purchaser of requesting party's and Owner's interest in the Premises.

          (b) PFM will, from time to time, upon 15 days' prior request by the partnership, execute, acknowledge and deliver to the Partnership a certificate of PFM stating that the Prime Lease is unmodified and in full effect (or, if there have been modifications, that the Prime Lease is in full effect as modified, and setting forth such modifications) and the dates to which Basic Rent, additional rent and other sums payable thereunder have been paid, and either stating that to the knowledge of the signer of such certificate no default exists hereunder or specifying each such default of which the signer has knowledge. Any such certificate may be relied upon by the Partnership or any prospective sublessee or assignee of the Partnership's interest in the Premises. PFM hereby represents to the Partnership that as of the effective date of this Sublease that (i) the Prime Lease is in full force and effect and unmodified,
(ii) all sums payable thereunder by PFM through the date hereof have been paid,
(iii) no notice of default has been received by PFM from Owner hereunder and
(iv) there are no facts or circumstances known to PFM which with the delivery of notice or the passage of time or both, constitute a default under the Prime Lease which have not been waived and consented to by Owner.

     21.  No Merger. There shall be no merger of this Sublease or of the
          ---------
leasehold estate hereby created with the fee estate in the Premises by reason of the fact that the same person acquires or holds, directly or indirectly, this Sublease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as the fee estate in the Premises or any interest in such fee estate.

     22.  Surrender.  Upon the expiration or termination of the term of this
          ---------
Sublease, the Partnership shall surrender the Premises to PFM in the condition in which the Premises were originally received from PFM, except as repaired, rebuilt, restored, altered or added to as permitted or required hereby, and except for ordinary wear and tear. The Partnership shall remove from the Premises on or prior to such expiration or termination all property situated thereon which is not owned by PFM, and shall repair any damage caused by such removal. Property not so removed shall be deemed to be abandoned by the Partnership and the Partnership's interests therein shall become the property of PFM, and PFM may cause such property to be removed from the Premises and disposed of, but the cost of any such removal and disposition and of repairing any damage caused by such removal shall be borne by the Partnership.

     23.  Separability; Binding Effect.  Each provision hereby shall be separate
          ----------------------------
and independent and the breach of any such provision by PFM shall not discharge or relieve the Partnership from its obligations to perform each and every covenant to be performed by the Partnership hereunder. If any provision hereof or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it is valid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforceable to the extent permitted by law. All provisions contained in this Sublease shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of PFM and the Partnership to the same extent as if each such successor and assign were named as a party hereto. This Sublease may not be changed, modified or discharged except by a writing signed by PFM and the Partnership. This Sublease shall be governed by the laws of the state in which the Premises are located.

     24.  Investment Tax Credit.  PFM agrees to elect, concurrently with the
          ---------------------
execution and delivery of this Sublease, in accordance with Section 48(d) of the Internal Revenue Code and the regulations thereunder to treat the Partnership as having acquired the New Improvements for an amount equal to its fair market value so that the Partnership may obtain the benefit of the credit, if any, allowable by Section 38 of the Internal Revenue Code with respect to the New Improvements. PFM shall not claim any such credit with respect to the New Improvements.

     25.  Schedules.   Attached hereto are Schedules A, A-1, A-2, A-3, A-4, B
          ---------
and C referred to in this Sublease, which Schedules are hereby incorporated by reference herein.

     26.  Memorandum. At the request of either party, PFM and the Partnership
          ----------
shall execute and deliver a Memorandum of Sublease and Lease, making reference to this instrument and in form suitable for recording in the public records of Wood County, Ohio.

     27.  No Personal Liability. Unless and until Owner agrees to allow personal
          ---------------------
liability of PFM-EG as a partner of the Partnership, it is expressly agreed and understood between PFM and the Partnership, anything in this Sublease to the contrary notwithstanding, that any and all of the covenants, undertakings and agreements herein made by the Partnership are not made or intended as personal covenants, undertakings and agreements of the individual partners of the Partnership, or their respective parent corporations, but are made and intended for the purpose or with the intent of binding the assets of the Partnership only, and no personal liability or responsibility is assumed by or shall at any time be asserted or enforceable against the individual partner of the Partnership, or their respective parent corporations on account of this Sublease or on account of any covenants, undertakings or agreements contained in this Sublease, either express or implied, and on account of any judgments brought to enforce or determine such covenants, undertakings or agreements, all such liability, if any. being expressly waived by PFM and by-persons claiming by through or under PFM.

          IN WITNESS WHEREOF, PFM and the Partnership have each caused this Sublease to be duly executed and delivered, all as of the date first above written.
                          PRE FINISH METALS INCORPORATED


                          By:___________________________________
                              Chairman
(CORPORATE SEAL)

                         ATTEST:


                         _______________________________________
                         Secretary

Witnesses as to          WALBRIDGE COATINGS, AN ILLINOIS
both signatures:            PARTNERSHIP

______________           By: E. G. Steel Inc., a partner

______________           By:____________________________________
                              Mgr. Financial Services

Witnesses                By: Inland Steel Electrogalvanizing Corporation, a
                             partner
______________

______________           By:____________________________________
                              Treasurer


Witnesses                By:  Pre Finish Metals (EG)
                              Incorporated, a partner
______________
                         By:____________________________________
______________                Chairman

STATE OF ILLINOIS   )
                    ) ss.
COUNTY OF COOK      )


          Before me, Mary L. Arden a Notary Public, in and for said county, personally appeared the above named PRE FINISH METALS, INCORPORATED, an Illinois corporation, by W. N. GUTHRIE and W. R. BEATTIE, known to me to be the persons who, as Chairman and Secretary, respectively, of Pre Finish Metals, Incorporated, the corporation which executed the foregoing instrument, signed the same and who acknowledged that they did sign the foregoing instrument on behalf of said corporation and by authority of its Board of Directors, that said instrument is the free act and deed of each of them personally, and in the capacities indicated, and the free act and deed of such corporation.

          IN TESTIMONY WHEREOF, I have hereunto subscribed my name at Chicago, IL this 14th day of April, 1986.

                              /s/ Mary L. Arden
                              ---------------------------------
                              Notary Public
                              My Commission expires: 10/29/88

                              [Seal]

STATE OF ILLINOIS   )
                    ) ss.
COUNTY OF COOK      )


          Before me, Mary L. Arden a Notary Public, in and for said county, personally appeared the above named EGL STEEL, INC., a partner of WALBRIDGE COATINGS, An Illinois Partnership, by Volker Oakey, known to me to be the person who, as Manager Financial Services of such partner which executed the foregoing instrument, signed the same and who acknowledged that he did sign the foregoing instrument on behalf of the partnership and had full authority to do so, that said instrument is his free act and deed and in the capacity indicated, and the free act and deed of such partnership.

          IN TESTIMONY WHEREOF, I have hereunto subscribed my name at Chicago, IL this 14th day of April, 1986.

                              /s/ Mary L. Arden
                              -----------------------------------
                              Notary Public
                              My Commission expires: 10/29/88

                              [Seal]

STATE OF ILLINOIS   )
                    ) ss.
COUNTY OF COOK      )


          Before me, Mary L. Arden a Notary Public, in and for said county, personally appeared the above named PRE FINISH METALS (EG) INCORPORATED, a partner of WALBRIDGE COATINGS, An Illinois Partnership, by W. N. Guthrie, known to me to be the person who, as Chairman of such partner which executed the foregoing instrument, signed the same and who acknowledged that he did sign the foregoing instrument on behalf of the partnership and had full authority to do so, that said instrument is his free act and deed and in the capacity indicated, and the free act and deed of such partnership.

          IN TESTIMONY WHEREOF, I have hereunto subscribed my name at Chicago, IL this 14th day of April, 1986.

                              /s/ Mary L. Arden
                              ------------------------------------
                              Notary Public
                              My Commission expires: 10/29/88

                              [Seal]

STATE OF ILLINOIS   )
                    ) ss.
COUNTY OF COOK      )


          Before me, Mary L. Arden a Notary Public, in and for said county, personally appeared the above named INLAND ELECTROGALVANIZING CORPORATION, a partner of WALBRIDGE COATINGS, An Illinois Partnership, by J. E. Dittus, known to me to be the person who, as Treasurer of such partner which executed the foregoing instrument, signed the same and who acknowledged that he did sign the foregoing instrument on behalf of the partnership and had full authority to do so, that said instrument is his free act and deed and in the capacity indicated, and the free act and deed of such partnership.

          IN TESTIMONY WHEREOF, I have hereunto subscribed my name at Chicago, IL this 14th day of April, 1986.

                              /s/ Mary L. Arden
                              ------------------------------------
                              Notary Public
                              My Commission expires: 10/29/88

                              [Seal]